SCHEDULE 14A
(Rule 14a-10) INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities and Exchange Act of 1934
(Amendment No. __)

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Filed by a Party other than the Registrant    [   ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

[X]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Under Rule 14a-12

                                           LSI Industries Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i) (4) and 0-11.

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[ ]	Fee paid previously with preliminary materials.

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Notice of Annual Meeting of Shareholders
and Proxy Statement

September 27, 2005

Dear Shareholder:

We invite you to attend our Annual Meeting of Shareholders on Thursday, November 15, 2005, at 10:00 a.m. at the Company’s headquarters located at 10000 Alliance Road, Cincinnati, Ohio. At the meeting, you will hear a report on our operations and have a chance to meet your Company’s directors and executives.

This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also describes how the Board operates and provides information about our director candidates.

Even if you only own a few shares, we want your shares to be represented at the meeting. I urge you to complete, sign, date and promptly return your proxy card in the enclosed envelope.

Sincerely yours,

/s/ Robert J. Ready

Robert J. Ready
Chairman of the Board,
Chief Executive Officer, and President

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
LSI INDUSTRIES INC.

Time:

         10:00 a.m., Eastern Standard Time

Date:

         Thursday, November 15, 2005

Place:

         LSI Industries Corporate Headquarters
          10000 Alliance Road
         Cincinnati, Ohio 45242

Purpose:

•	Elect Directors
•	Ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2006
•	Conduct other business if properly raised

Only shareholders of record on September 16, 2005 may vote at the meeting. The approximate mailing date of the Proxy Statement and accompanying proxy card is September 28, 2005.

Your vote is important. Please complete, sign, date, and promptly return your proxy card in the enclosed envelope.

/s/ Robert J. Ready

Robert J. Ready
Chairman of the Board,
Chief Executive Officer, and President

September 27, 2005

LSI Industries Inc.
Proxy Statement

Table of Contents

Page

INTRODUCTION VOTING AT ANNUAL MEETING	1 1
General Information Principal Shareholders Shareholder Proposals	1 2 2
Proposal 1. Election of Directors Proposal 2. Ratification of Appointment of Independent Registered Public Accounting Firm Other Matters	2 3 4
MANAGEMENT	4
Directors and Executive Officers Section 16(a) Beneficial Ownership Reporting Compliance Executive Compensation Stock Options	4 6 7 8
CORPORATE GOVERNANCE	9
The Executive Committee The Audit Committee Report of the Audit Committee The Nominating and Corporate Governance Committee The Compensation Committee Report of the Compensation Committee	10 10 12 12 13 13
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION CERTAIN TRANSACTIONS CORPORATE PERFORMANCE GRAPH OTHER MATTERS QUESTIONS	15 15 15 16 17

LSI INDUSTRIES INC.

10000 Alliance Road
Cincinnati, Ohio 45242

Telephone (513) 793-3200

P R O X  Y    S  T  A  T  E  M E  N  T

Annual Meeting of Shareholders
November 15, 2005

INTRODUCTION

        The Board of Directors of LSI Industries Inc. is requesting your proxy for the Annual Meeting of Shareholders on November 15, 2005, and at any postponement or adjournment of such meeting. This Proxy Statement and the accompanying proxy card were first mailed on September 28, 2005 to shareholders of record as of September 16, 2005.

VOTING AT ANNUAL MEETING

General Information

        In order to carry on the business of the meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the meeting either by proxy or in person. Shareholders may vote in person or by proxy at the Annual Meeting. Proxies given may be revoked at any time by filing with the Company (to the attention of Ronald S. Stowell) either a written revocation or a duly executed proxy bearing a later date, or by appearing at the Annual Meeting and voting in person. If you have instructed a broker to vote your shares, you must follow directions received from your broker to change your vote. All shares will be voted as specified on each properly executed proxy card. If no choice is specified, the shares will be voted as recommended by the Board of Directors, namely “FOR” Proposal 1 to elect the six persons nominated as directors by the Board of Directors, and “FOR” Proposal 2 (Ratification of Appointment of Independent Registered Public Accounting Firm). If any other matters come before the meeting or any postponement or adjournment, each proxy will be voted in the discretion of the individuals named as proxies on the proxy card.

        As of September 16, 2005, the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting, LSI Industries had 19,902,316 Common Shares outstanding. Each share is entitled to one vote. Only shareholders of record at the close of business on September 16, 2005, will be entitled to vote at the Annual Meeting. Abstentions and shares otherwise not voted for any reason, including broker non-votes, will have no effect on the outcome of any vote taken at the Annual Meeting. Broker non-votes occur when a broker returns a proxy card but does not have authority to vote on a particular proposal.

Principal Shareholders

        As of September 16, 2005, the following are the only shareholders known by the Company to own beneficially 5% or more of its outstanding Common Shares:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Of Class
Columbia Management Group, Inc.	1,385,539		6.87%
590 Madison Avenue
New York, NY 10022-2524

Dimensional Fund Advisors, Inc.	1,272,334		6.30%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401-1005

Royce & Associates LLC	1,247,111		6.18%
1414 Avenue of the Americas, 9th Floor
New York, NY 10019-2578

Robert J. Ready	1,025,144	(a)	5.08%
10000 Alliance Road
Cincinnati, Ohio 45242

(a)	Includes 42,187 options exercisable within 60 days, 42,556 shares held in the Company’s Non-Qualified Deferred Compensation Plan, and 211,116 shares held in trust for Mr. Ready’s children. Mr. Ready disclaims beneficial ownership of shares held by or in trust for his children.

Shareholder Proposals

        Shareholders who desire to have proposals included in the Notice for the 2006 Annual Meeting of Shareholders must submit their proposals to the Company at its offices on or before June 5, 2006.

        The form of Proxy for the Annual Meeting of Shareholders grants authority to the persons designated therein as proxies to vote in their discretion on any matters that come before the meeting, or any adjournment thereof, except those set forth in the Company’s Proxy Statement and except for matters as to which adequate notice is received. In order for a notice to be deemed adequate for the 2006 Annual Shareholders’ Meeting, it must be received prior to August 16, 2006. If there is a change in the anticipated date of next year’s annual meeting or if these deadlines change by more than 30 days, we will notify you of this change through our Form 10-Q filings.

Proposal 1.    Election of Directors

        The Company’s Code of Regulations provides that the Board of Directors be composed of six directors, each of whom is elected for a one-year term. The terms of the Company’s directors expire at the 2005 Annual Meeting of Shareholders.

        The Nominating and Corporate Governance Committee of the Board has nominated for reelection the six present directors, namely, Gary P. Kreider, Dennis B. Meyer, Wilfred T. O’Gara, Robert J. Ready, Mark A. Serrianne and James P. Sferra. Proxies solicited by the Board will be voted for the election of these six nominees.

        All directors elected at the Annual Meeting will be elected to hold office for one year and until their successors are elected and qualified. In voting to elect directors, shareholders are entitled to one vote for each share held of record. Shareholders are not entitled to cumulate their votes in the election of directors.

        Should any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board. The six nominees receiving the highest number of votes cast will be elected.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR each of the six directors nominated in this Proxy Statement. Nominees receiving the highest number of votes will be elected.

Proposal 2.    Ratification of Appointment of Independent Registered Public Accounting Firm

        The Audit Committee of the Board of Directors appointed Grant Thornton LLP as the Company’s independent certified public accountants for fiscal 2006. Grant Thornton LLP has been the independent certified public accounting firm for the Company since April 2002. Although not required by law, the Board is seeking shareholder ratification of its selection. If ratification is not obtained, the Audit Committee intends to continue the employment of Grant Thornton LLP at least through fiscal 2006.

        Representatives of Grant Thornton LLP are expected to be present at the Shareholders’ Meeting and will be given an opportunity to make a statement, if they so desire, and to respond to appropriate questions that may be asked by shareholders.

Audit Fees

        The Company expensed the following fees from Grant Thornton LLP in the fiscal years ended June 30, 2004 and 2005:

	2004	2005
Audit fees	$161,562	$385,470
Audit-related fees	46,551	43,187
Tax fees	41,665	38,729
All other fees	--	--

Total fees	$249,779	$467,386

        Audit fees represent fees and out-of-pocket expenses related to the fiscal 2005 audit of the Company’s financial statements; review, documentation and testing of the Company’s system of internal controls; filing of the Form 10-K; services related to review of the Company’s quarterly financial statements and Form 10-Q’s; and attendance at the Company’s quarterly

Audit Committee meetings. Audit-related fees represent fees for consultation related to accounting and regulatory filing matters, and to audits of the Company’s two qualified retirement plans. Tax fees relate to services and out-of-pocket expenses related to tax compliance (or filing of the Company’s various income and franchise tax returns), tax planning, and tax advice. All other fees represent fees related to services and consultation related to various planning matters.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR Proposal 2. The affirmative vote of a majority of Common Shares voting at the Annual Meeting is required for approval of this proposal.

Other Matters

        Approval of any other matters considered at the Annual Meeting, including adjournment, will require the affirmative vote of a majority of Common Shares voting at the meeting.

MANAGEMENT

Directors and Executive Officers

        The directors and executive officers of LSI Industries are:

		Common Shares Beneficially Owned
Name and Age	Position	Amount		Percentage
Robert J. Ready(a) 65	Chairman, President, and Chief Executive Officer	1,025,144	(e)	5.08%

James P. Sferra(a) 66	Executive Vice President- Manufacturing; Secretary and Director	450,626	(f)	2.23%

Ronald S. Stowell 55	Vice President, Chief Financial Officer and Treasurer	88,268	(f)	*

David W. McCauley 56	President of LSI Graphic Solutions Plus and President of Grady McCauley Inc.	80,281	(f)	*

Scott D. Ready 43	President of LSI Lighting Solutions Plus	139,774	(f)	*

Wilfred T. O'Gara(b)(c)(d) 48	Director	25,853	(f)	*

Gary P. Kreider(b)(d) 67	Director	27,601	(f)	*

Dennis B. Meyer(b)(c)(d) 71	Director	15,476	(f)	*

Mark A. Serrianne(b)(c)(d) 58	Director	9,020	(f)	*

All Directors and Executive Officers as a Group (Nine Persons)		1,771,408	(g)	8.78%

Information as of September 16, 2005

(a)	Executive Committee Member
(b)	Compensation Committee Member
(c)	Audit Committee Member
(d)	Nominating and Corporate Governance Committee Member
(e)	See “Principal Shareholders”
(f)	Includes options exercisable within 60 days for Mr. Sferra of 56,062 shares, Mr. Stowell of 51,987 shares, Mr. McCauley of 47,187 shares, Mr. Scott Ready of 27,031 shares, Mr. O’Gara of 21,502 shares, Mr. Kreider of 12,125 shares, Mr. Meyer of 13,063 shares, and Mr. Serrianne of 8,000 shares; and indirect beneficial ownership for Mr. Sferra of 12,622 shares.
(g)	This total counts only once 90,635 shares reported above as both indirect beneficial holdings of Robert J. Ready and as direct holdings of Scott D. Ready.

*	Less than 1%

        Robert J. Ready is the founder of the Company and has been its President and a Director since 1976. Mr. Ready was appointed Chairman of the Board of Directors in February 1985. Mr. Ready is also a Director of Meridian Bioscience, Inc. and WS Packaging Group, Inc.

        James P. Sferra shared in the formation of the Company. Mr. Sferra has served as Corporate Vice President of Manufacturing from November 1989 to November 1992, and as Executive Vice President-Manufacturing since then. Prior to that, he served as Vice President-Manufacturing of LSI Lighting Systems, a division of the Company. Mr. Sferra has served as a Director since 1976, and was appointed Secretary in 1996.

        Ronald S. Stowell has served as Chief Financial Officer since December 1992, and was appointed Treasurer in November 1993 and Vice President in November 1997. From 1985 to November 1992, Mr. Stowell served as Corporate Controller of Essef Corporation (a Nasdaq listed company), Chardon, Ohio, a manufacturer of high performance composite and engineered plastics products.

        David W. McCauley has served as President of LSI Graphic Solutions Plus since April 2003 and as either President or Vice President of Operations of Grady McCauley Inc. (a subsidiary of the Company involved in graphics) since June 1997. Prior to the June 1997 acquisition date, Mr. McCauley was a founder and Vice President of Grady McCauley, Inc.

        Scott D. Ready has served as President of LSI Lighting Solutions Plus since July 2004. Prior to that, he held various sales and other positions at the Company, including Vice President of the Image Group, Vice President Petroleum Sales, and Regional Sales Manager. Mr. Scott Ready has been employed by the Company since 1985.

        Gary P. Kreider has been a Director since April 2002. For over five years Mr. Kreider has been a senior partner in the Cincinnati law firm of Keating Muething Klekamp PLL, the Company’s outside counsel. His primary practice areas are securities law, mergers and acquisitions, and general corporate law, and he has been with Keating Muething Klekamp since 1963. Effective October 1, 2005 Mr. Kreider will no longer have a vote or partnership interest in the firm’s earnings or profits although his affiliation with the firm shall continue. Mr. Kreider has been an Adjunct Professor of Law in securities regulation at the University of Cincinnati College of Law since 1977 and is a past Chairman of the Ohio State Bar Association Corporate Law Committee. Mr. Kreider is also a Director of Meridian Bioscience, Inc.

        Dennis B. Meyer has been a Director since August 2001. Mr. Meyer retired from the Board and Executive Committee of Midmark Corporation in January 2005. Mr. Meyer was Executive Vice President of Midmark Corporation from 1985 to 2001, and held several other executive and managerial positions during his 36 years with that company.

        Wilfred T. O’Gara was appointed a Director of the Company in January 1999. Mr. O’Gara is the President and Chief Executive Officer of The O’Gara Group, Inc., a security and defense related firm and the President of The O’Gara Group, LLC, an unrelated financial and advisory consulting firm. Mr. O’Gara was the CEO of Ohio Medical Inc. from January 2002 until the sale of substantially all of its assets in May of 2004. Previously, he was the Chief Executive Officer of O’Gara-Hess & Eisenhardt Armoring Co., a subsidiary of Armor Holdings, Inc. He was named Co-Chief Executive Officer of Kroll-O’Gara and Chief Executive Officer of the Security Products and Services Group in April, 2000 and served as such until May 2001 when O’Gara-Hess & Eisenhardt was sold to Armor Holdings, Inc. He had also served as Kroll-O’Gara’s President and Chief Operating Officer since the Kroll Holdings merger and as its CEO from August, 1996 until that merger. In addition, Mr. O’Gara has served in various executive officer and director positions in its subsidiaries and predecessors since 1983.

        Mark A. Serrianne was appointed a Director of the Company in August 2004. Mr. Serrianne has been principal owner and Chief Executive Officer of Northlich, Inc. since 1998. Northlich is a privately held advertising, marketing communication and public relations company with headquarters in Cincinnati, Ohio. Mr. Serrianne has held a number of positions with Northlich from 1974 through 1996 when be became President.

        LSI has determined that the following Board members are independent: Gary P. Kreider, Dennis B. Meyer, Wilfred T. O’Gara and Mark A. Serrianne.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors, and persons who own more than ten percent of the Company’s Common Shares to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file within two days of a transaction in shares of the Company. Based solely upon its review of copies of such forms received by it, and upon written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during fiscal 2005 all other filing requirements were met, except that a report for Mr. Serrianne reporting an August 2004 grant by the Company of Common Shares as regular compensation for his service on the Board was filed late, reports for Messrs. Meyer, Kreider and O’Gara reporting July 2004 grants by the Company of Common Shares as regular compensation for their service on the Board were filed late, and this same report for Mr. O’Gara also reported late a previous purchase of Common Shares.

Executive Compensation

        The following table sets forth information regarding annual, long-term, and other compensation paid by the Company to its Chief Executive Officer and each of the other four executive officers at June 30, 2005 during each of the last three fiscal years for services rendered to the Company and its subsidiaries.

Summary Compensation Table

		Annual Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation (1)	Securities Underlying Options (2)	All Other Compensation (3)
Robert J. Ready	2005	$529,871	$255,000	37,164	30,000	$116,647
Chairman, President	2004	515,923	127,500	34,988	--	101,818
and Chief Executive	2003	500,000	--	34,218	--	106,468
Officer

James P. Sferra	2005	429,625	215,000	21,688	30,000	64,825
Executive Vice President-	2004	416,322	105,000	19,896	--	67,492
Manufacturing; Secretary	2003	388,125	--	18,496	--	54,954

Ronald S. Stowell	2005	240,385	135,000	22,388	25,000	108,362
Vice President, Chief	2004	232,725	65,000	20,396	--	82,176
Financial Officer, and	2003	215,280	12,000	20,696	--	61,072
Treasurer

David W. McCauley	2005	208,675	90,000	12,000	20,000	24,681
President of LSI Graphic	2004	199,698	64,260	12,000	--	15,526
Solutions Plus	2003	184,046	10,000	12,000	--	17,512

Scott D. Ready	2005	206,550	80,000	12,936	20,000	27,215
President of LSI Lighting	2004	173,462	35,000	12,012	--	17,495
Solutions Plus	2003	150,000	2,700	12,012	--	16,105

(1)	Other Annual Compensation consists of automobile allowances for all executive officers as well as professional fee allowances for Mr. Ready and Mr. Sferra.
(2)	Represents Common Shares underlying options awarded under the Company’s stock option and equity compensation plans.
(3)	All Other Compensation includes Retirement Plan and Deferred Compensation Plan contributions, premiums paid on long-term disability and life insurance policies, and payment of accrued vacation.

        Under separate agreements, Messrs. Robert Ready and Sferra will receive disability payments for up to 50 months at 60% of their average salary and bonus received in the last five fiscal years, reduced by any Social Security payments, if they become disabled while employed by LSI. Health insurance will be maintained for the person and his spouse for five years, in the case of Mr. Ready, or ten years, in the case of Mr. Sferra, after termination or death. If such person dies while employed by LSI or while receiving disability payments, the Company shall pay their heirs one million dollars less any payments made as disability compensation or from any policies of life insurance maintained by LSI. In order to provide clear continuity of management influence, LSI has also agreed to employ Messrs. Ready and Sferra as consultants for a period of three years commencing at an unspecified time in the future when such person determines to retire from employment. Such consulting compensation will be at annual rates of 60%, 50%, and 40% of the average of the last five full fiscal year salary levels. Messrs. Ready and Sferra have no plans to retire in the near future. However, the establishment of provisions for consulting services by Messrs. Ready and Sferra are intended to facilitate a smooth transition as part of any future management succession plan.

Stock Options

        The following two tables contain information concerning (a) the grant of stock options to the Named Executives and (b) the exercise and appreciation of stock options held by the Named Executives.

Fiscal 2005 Option Grants

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal 2005	Exercise Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Share Price Appreciation for Option Term (1) 5% 10%
Robert J. Ready	30,000	8.0%	$9.96	10/27/14	$170,322	$476,210
James P. Sferra	30,000	8.0%	$9.96	10/27/14	$170,322	$476,210
Ronald S. Stowell	25,000	6.6%	$9.96	10/27/14	$141,935	$396,842
David W. McCauley	20,000	5.3%	$9.96	10/27/14	$113,548	$317,473
Scott D. Ready	20,000	5.3%	$9.96	10/27/14	$113,548	$317,473
(1)	Potential realizable value is net of option exercise price, but before taxes associated with exercise. These amounts represent compounded rates of appreciation and exercise of the options immediately prior to expiration of their term. Actual gains, if any, are dependent on the future performance of the Common Shares, overall stock market conditions, and the optionee’s continued employment through the vesting period. The amounts in this table may not necessarily be achieved.

Fiscal 2005 Option Exercises and Year-End Option Values

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year-End(1) Exercisable/Unexercisable
Robert J. Ready	--	--	42,187 / 38,438	$192,374 / $138,470
James P. Sferra	--	--	51,562 / 34,688	$247,405 / $129,995
Ronald S. Stowell	--	--	49,687 / 31,563	$244,668 / $114,332
David W. McCauley	--	--	42,187 / 22,813	$223,330 / $ 85,957
Scott D. Ready	--	--	22,031 / 22,188	$ 96,447 / $ 83,838

(1)	In-the-Money Options are options for which the market value of the underlying Common Shares exceeds the exercise price. Calculation is based upon the market value of the underlying Common Shares at fiscal year-end, minus the exercise price.

        The following table presents information about the Company’s equity compensation plans (LSI Industries Inc. 1995 Stock Option Plan, the LSI Industries Inc. 1995 Directors’ Stock Option Plan and the 2003 Equity Compensation Plan) as of June 30, 2005.

Plan category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by
security holders	922,725	$9.88	1,862,643

Equity compensation plans not approved
by security holders	--	--	--

Total	922,725	$9.88	1,862,643

CORPORATE GOVERNANCE

        LSI Industries Inc. is an Ohio corporation and, therefore, governed by the corporate laws of the State of Ohio. Since its shares are publicly traded on the Nasdaq Stock Market and it files reports with the Securities and Exchange Commission, it is also subject to NASD rules as well as various provisions of federal securities laws as recently changed by the Sarbanes-Oxley Act. The following members of the Board meet the NASD requirement for independence: Messrs. Kreider, Meyer, O’Gara and Serrianne.

        Governance of the corporation is placed in the hands of the Directors who, in turn, elect officers to manage the business operations. The Board oversees the management of LSI Industries on your behalf. It reviews the Company’s long-term strategic plans and exercises direct decision making authority in all major decisions, such as significant acquisitions, the declaration of dividends, major capital expenditures and the establishment of critical policies.

        During fiscal 2005, the Board of Directors met on five occasions and took one Action in Writing. In addition to all of the committee meetings disclosed in this report, the independent directors met on one occasion during fiscal 2005 without the presence of the Company’s management or executives who are directors.

        The Company expects all directors to attend shareholders’ meetings. All directors attended the 2004 Annual Meeting. Each of the directors attended over 75% of the aggregate of all meetings of the Board and committees of which they were a member.

        Shareholders may communicate with the full Board or individual directors on matters of concern by mail or through our website in each case to the attention of the Secretary of LSI Industries Inc.

        Non-employee directors of the Company received $25,000 ($10,000 of which was in the form of common shares of the Company, paid quarterly at the closing price of the Company’s common shares at the end of the first business day of that quarter), plus $1,500 for each meeting attended. Committee members received $6,000 or $3,000, respectively, for serving as Chairman or a member of the Audit Committee, $3,000 or $1,500, respectively, for serving as Chairman or a member of either the Compensation or Nominating and Corporate Governance Committee, plus either $500 or $750 per committee meeting. Gary Kreider serves as Board Secretary. Mr. Kreider receives no fees for this service except that he receives committee meeting fees for serving as Board secretary for committees of which he is not a member. Directors who are employees of the Company do not receive any compensation for serving as a Director. Non-employee directors received an annual grant of an option to purchase 1,500 Common Shares as well as a special grant of an option to purchase 5,000 Common Shares, both of which were at the market price at the time of grant. Mr. Serrianne received a grant of an option to purchase 1,500 Common Shares at the market price at the time of grant in August 2004 on the day he was appointed a director. All options for non-employee directors are exercisable at the time of grant and have a ten year term.

        At its meeting on April 27, 2004, the Board reviewed, approved and adopted the LSI Industries Inc. Code of Ethics. There have been no amendments to the Code of Ethics nor any waivers granted to employees, managers or executive officers. The Company’s Code of Ethics is available as Exhibit 14 to the Form 10-K filed for the year ended June 30, 2004.

        The Directors have organized themselves into the committees described below to help carry out Board responsibilities. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each committee reviews the results of its meetings with the full Board.

        Each of the following committees, except for the Executive Committee, is composed of nonemployee directors each of whom meets the relevant independence requirements established by Nasdaq and the Sarbanes-Oxley Act that apply to their particular assignments.

The Executive Committee

        The Executive Committee, composed of Messrs. Ready (Chairman), and Sferra, is responsible, during the intervals between meetings of the Board of Directors, for exercising all the powers of the Board of Directors in the management and control and the business of the Company to the extent permitted by law. The Executive Committee did not meet during fiscal 2005, but did take two Actions in Writing on behalf of the Board of Directors.

The Audit Committee

        The Audit Committee is governed by an Audit Committee Charter adopted by the Board of Directors. The Audit Committee is composed of Messrs. O’Gara (Chairman), Kreider (until his August 2004 resignation from this Committee), Meyer, and Serrianne (who was appointed to the Committee in August 2004). Wilfred T. O’Gara has been designated as the Audit Committee financial expert by the Board of Directors. The Audit Committee met five times in fiscal 2005.

        The Audit Committee is solely responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm, our auditors. The Audit Committee also evaluates information received from both the outside auditor and management to determine whether the auditor is independent of management. The independent registered public accounting firm reports directly to the Audit Committee. A copy of the Committee’s Charter is available on LSI’s website and was included as an exhibit in the 2004 proxy materials.

        The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the following:

1.	The financial reports and other financial information provided by the Company to any governmental body or the public,

2.	The Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established, and

3.	The Company’s auditing, accounting and financial reporting processes generally.

        The Audit Committee has established procedures for the receipt, retention and treatment of any complaints concerning accounting, internal accounting controls or auditing matters and will establish procedures for the confidential and anonymous submission by employees of any concerns they may have regarding questionable accounting or auditing matters.

        The Audit Committee approves all audit and non-audit services performed for the Company by its independent registered public accounting firm prior to the time that those services are commenced. The Chairman also has the authority to approve these services between regularly scheduled meetings. In this event, the Chairman reports approvals made by him to the full Committee at each of its meetings. For these purposes, the Committee, or its Chairman, is provided with information as to the nature, extent and purpose of each proposed service, as well as the approximate timeframe and proposed cost arrangements for that service.

        The Company adheres to a policy that limits the scope of consulting services that may be provided by the independent registered public accounting firm that performs the annual audit. This policy draws a distinction between audit, audit related and non-audit services, and prohibits the independent registered public accounting firm from performing certain non-audit services. The Company will not use its independent registered public accounting firm to perform certain non-audit related services such as non-financial or management consulting services, business strategy consulting, information technology consulting, internal audit, price allocation appraisals and fairness opinions. Audit related services that will be permitted include: retirement plan and 401(k) audits, securities registration and reporting, tax compliance and planning, advice on the application of accounting policies, guidance on acquisition accounting and assistance with due diligence audits.

        During the year, the Committee has discussed with both Grant Thornton LLP and management the Company’s actions to establish, document, test and evaluate controls and procedures pursuant to new requirements of the Sarbanes-Oxley Act.

        The Audit Committee receives and approves Engagement Letters from the Company’s independent registered public accounting firm for the major components of their services rendered, such as the year end audit, audit of the Company’s Retirement Plan, tax compliance work, etc. All other services are approved in advance on a project-by-project basis by the Audit Committee, acting through its Chairman, and are subsequently additionally approved by the Audit Committee following its quarterly detailed review and discussion of fees from the Company’s independent registered public accounting firm.

        The Audit Committee has advised the Company it has determined that the non-audit services rendered by Grant Thornton LLP during fiscal year 2005 are compatible with maintaining the independence of Grant Thornton LLP as auditors during fiscal year 2005.

Report of the Audit Committee

        The Audit Committee engaged Grant Thornton LLP, an independent registered public accounting firm, to conduct audits for the purpose of expressing an audit opinion on the conformity of the audited year-end financial statements with accounting principles generally accepted in the United States, as well as an audit opinion on the Company’s system of internal control over financial reporting. Following these audits, the Audit Committee reviewed with Grant Thornton LLP their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States, including Statement of Auditing Standards No. 61 (SAS 61 – Communications with Audit Committee). SAS 61 requires Grant Thornton LLP to provide the Committee with additional information regarding the scope and results of their audit of the Company’s financial statements with respect to (i) their responsibility under auditing standards generally accepted in the United States, (ii) significant accounting policies, (iii) management judgments and estimates, (iv) any significant audit adjustments, (v) any disagreements with management and (vi) any difficulties encountered in performing the audit. The Committee also reviewed with Grant Thornton LLP their assessment of the Company’s system of internal control over financial reporting. The Committee also discussed with Grant Thornton LLP the overall scope and plan for their audit.

        Grant Thornton LLP also provided a letter containing the disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) with respect to relationships between Grant Thornton LLP and either the Company or management that in its professional judgment may reasonably be thought to bear on independence. This letter from Grant Thornton LLP confirms that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws and the requirements of the Independence Standards Board. The Audit Committee has advised Company management that it has determined that the services rendered by Grant Thornton LLP during fiscal year 2005 are compatible with maintaining their independence as the Company’s auditors.

        The Audit Committee reviewed and discussed with management the audited financial statements for the year ended June 30, 2005. In reliance on the reviews and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the year ended June 30, 2005 for filing with the Securities and Exchange Commission.

Respectfully submitted by members of the Audit Committee Wilfred T. O’Gara, Chairman Dennis B. Meyer Mark A. Serrianne

The Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee, composed of Messrs. Kreider (Chairman), Meyer, O’Gara and Serrianne, is responsible for nominating persons for election as directors at each annual shareholders’ meeting and to fill any Board vacancies that may arise between meetings. The Nominating and Corporate Governance Committee will consider nominees recommended by security holders in written correspondence directed to the Secretary of the Company. The Committee takes into account, among other factors which it may deem appropriate, the judgments, skill, diversity, business experience, and the needs of the Board as its function relates to the business of the Company. The Nominating and Corporate Governance Committee met twice during fiscal year 2005, and nominated Mark Serrianne to LSI’s Board at the recommendation of the Company’s Chairman. The Committee met on August 12, 2004 and nominated the slate of directors for the 2004 Annual Shareholders’ Meeting. The Committee also met on August 23, 2005 and nominated this year’s slate of directors. The Nominating and Governance Committee did not seek, nor did it receive the recommendation of any of the director candidates named in this proxy statement from any shareholder, non-management director, executive officer or third-party search firm in connection with its own approval of such candidates. The Company has not paid any fee to a third party to assist it in identifying or evaluating nominees. A copy of the Committee’s Charter is available on LSI’s website.

The Compensation Committee

        The Compensation Committee, composed of Messrs. Meyer (Chairman), Kreider, O’Gara, and Serrianne (who was appointed to the Committee in August 2004), is responsible for establishing compensation levels for management and for administering the Company’s Equity Compensation Plan and Non-Qualified Deferred Compensation Plan. The Compensation Committee met three times during fiscal 2005.

Report of the Compensation Committee

        The Compensation Committee annually establishes salaries, bonuses and stock option or stock grant awards for executive officers and key management personnel. The Committee reviews the performance of the Company’s executive officers in connection with the Company’s overall performance. The Committee desires to establish executive compensation that enhances the Company’s overall fundamental objective of providing long-term value for its shareholders and employees. In addition, major emphasis is being placed on retaining current management and incentivizing key managers to align their interests to make them consistent with the Company’s growth. The Committee believes that the interests of management and shareholders can be more closely aligned by providing executives with competitive levels of compensation that will enable LSI Industries to attract and retain key executives by rewarding exceptional individual performance, and by tying executive pay to overall corporate performance.

        The Committee uses base salaries, incentive and deferred compensation arrangements, automobile allowances, life and disability insurance programs, and stock options designed to tie a portion of the executive’s compensation to the stock market performance of the Company’s Common Shares when establishing executive and managerial compensation programs.

        While Mr. Robert J. Ready’s 2005 base salary and bonus were determined based on the Compensation Committee’s recommendation, the 2005 salaries and bonuses for the other named executive officers were based upon recommendations from management, some of which were subsequently modified by the Committee.

      Base Compensation

        The Committee generally reviews the base salaries of the Company’s executive officers and each executive’s level of responsibility and potential, as well as salary levels offered by competitors and the overall competition in the existing marketplace. Each executive’s particular division of the Company is reviewed, and its contribution to the overall results of the Company assessed. The Committee generally uses this information to determine the executive’s base compensation level. The Committee determined that salary adjustments in line with those relative to the Company’s industry peers were appropriate for the Company’s executive officers, key management and all salaried personnel in fiscal 2005.

        The Committee generally applies a collective, subjective evaluation of the above factors to determine the annual base compensation level of its executive officers in light of the Company’s performance and, in certain cases, the performance of its various divisions. The Committee did not utilize a particular objective formula as a means of establishing annual base compensation levels. Chief Executive Officer and President Robert J. Ready’s salary is generally established on the same basis.

      Incentive Compensation

        Incentive compensation awards for performance during fiscal 2005 were made to employees of all operating divisions based upon the achievement of specific goals set forth in the strategic Plan adopted for the 2005 fiscal year. This discretionary Incentive Compensation Plan provides that employees’ bonuses are based upon certain combinations of overall corporate results, business segment results, divisional results, as well as discretionary factors such as attitude, and individual performance. Bonuses for corporate officers, including Robert J. Ready, are based entirely on overall corporate results, as well as discretionary factors such as attitude and individual performance.

      Stock Option Grants and Equity Compensation

        The shareholders of LSI Industries established an Equity Compensation Plan to provide a method of attracting, retaining and providing appropriate incentives to key employees. The Committee is responsible for the administration of these Plans, both with respect to executive officers and all other employees. To that end, the Committee determines which employees receive options, the time of grant and the number of shares subject to the option. All option prices are set at 100% of market value on the date of grant. The Committee bases its individual option awards upon the past contributions of the particular employee as well as the capability of the employee to impact positively the Company’s future success and profitability. Stock options granted to executive officers in fiscal year 2005 are indicated in the Summary Compensation Table. The Committee can also award shares, restricted stock, stock appreciation rights, and other equity awards to executive officers and all other employees. Nominal equity compensation awards were made in fiscal year 2005 to employees who had achieved twenty years of service with the Company.

      Other Actions Taken by the Committee

        The Compensation Committee met in January 2005 to discuss minor amendments to the Agreements with Messrs. Robert J. Ready and James P. Sferra which cover their transition from full time employment with the Company to their eventual retirement. Amendments were made to these agreements.

      The Committee’s Conclusion

        Based on this review, the Committee finds the Company’s Chief Executive Officer’s total compensation to be reasonable.

Respectfully submitted by members of the Compensation Committee Dennis B. Meyer, Chairman Gary P. Kreider, Wilfred T. O’Gara, Mark A. Serrianne

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Gary P. Kreider, who is a member of the Compensation Committee, is a senior partner of Keating Muething Klekamp PLL, Cincinnati, Ohio, a law firm that provided legal services to the Company in fiscal year 2005.

CERTAIN TRANSACTIONS

        J. Scott Sferra, age 41, is Vice President Manufacturing of the Cincinnati Operations of LSI Industries and is the son of James P. Sferra, Director, Secretary and Executive Vice President Manufacturing of LSI Industries. In fiscal year 2005, J. Scott Sferra’s total compensation was $120,586. J. Scott Sferra received a stock option grant in fiscal 2005 to purchase 10,000 Common Shares of the Company at the market price at time of grant.

        During fiscal 2005, the Company paid $519,307 to American Engineering and Metal Working, a company owned and operated by Kurt McCauley, David McCauley’s son, for fabricated metal products. The Company believes that the rates charged by American Engineering for these products are comparable to those that the Company would have paid if it had purchased such products from other suppliers in transactions negotiated at arms length.

CORPORATE PERFORMANCE GRAPH

        The following graph compares the cumulative total shareholder return on the Company’s Common Shares during the five fiscal years ended June 30, 2005 with a cumulative total return on the Nasdaq Stock Market Index (U.S. companies) and the Dow Jones Electrical Equipment Index. The comparison assumes $100 was invested June 30, 2000 in the Company’s Common Shares and in each of the indexes presented; it also assumes reinvestment of dividends.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

June 30	LSI Industries Inc.	Nasdaq Market Index (U.S.)	Dow Jones Electrical Equipment Index
2000	100.0	100.0	100.0
2001	156.5	55.5	62.1
2002	187.0	37.1	39.1
2003	115.7	31.6	34.4
2004	153.3	43.1	47.7
2005	191.5	43.5	42.7

OTHER MATTERS

        LSI Industries is not aware of any other matters to be presented at the Annual Meeting other than those specified in the Notice.

QUESTIONS

        If you have any questions or need more information about the annual shareholders’ meeting, write to or contact:

LSI Industries Inc.
Ronald S. Stowell,
Vice President, Chief Financial
Officer & Treasurer
10000 Alliance Road
Cincinnati, Ohio 45242
(513) 793-3200

        For more information about your share ownership, call Computershare Investor Services, LLC at (312) 588-4993.

        We also invite you to visit the LSI Industries site on the Internet at www.lsi-industries.com. Internet site materials are for your general information only and are not part of this proxy solicitation.

By order of the Board of Directors /s/ James P. Sferra James P. Sferra Secretary

Dated:    September 27, 2005

LSI INDUSTRIES INC.

PROXY FOR ANNUAL MEETING	The undersigned hereby appoints Gary P. Kreider, Dennis B. Meyer and Robert J. Ready, or either one of them, proxies of the undersigned, each with the power of substitution, to vote all Common Shares which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of LSI Industries Inc. to be held on November 15, 2005 at 10:00 a.m., Eastern Standard Time at the Company's headquarters located at 10000 Alliance Road, Cincinnati, Ohio and any postponement or adjournment of such meeting on the matters specified below and in their discretion with respect to such other business as may properly come before the meeting or any postponement or adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1.      Authority to elect as Directors the six nominees below.

          FOR ___                  WITHHOLD AUTHORITY ___

          Gary P. Kreider, Dennis B. Meyer, Wilfred T. O'Gara, Robert J. Ready, Mark A. Serrianne and James P. Sferra

          WRITE THE NAME OF ANY NOMINEE(S) FOR
          WHOM AUTHORITY TO VOTE IS WITHHELD _______________________________________________________

2.      Ratification of the appointment of Grant Thornton LLP as the Company's independent registered public accounting firm for fiscal 2006.

          FOR  ___           AGAINST   ___           ABSTAIN ___

THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS UNLESS A CONTRARY CHOICE IS SPECIFIED.

, 2005	IMPORTANT: Please sign exactly as name appears hereon indicating, where proper, official position or representative capacity. In the case of joint holders, all should sign.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS